Exhibit 99.1

WOODBRIDGE LIQUIDATION TRUST
Michael I. Goldberg, Liquidation Trustee
14140 Ventura Boulevard, Suite 302
Sherman Oaks, California  91423

February 3, 2020

FOR IMMEDIATE RELEASE:

Contact:
Michael I. Goldberg, Liquidation Trustee
Woodbridge Liquidation Trust
Tel:  1-310-765-1550

Woodbridge Liquidation Trust Announces Timing of Delivery of 2019 Trust Grantor Letters

SHERMAN OAKS, California—February 3, 2020—Woodbridge Liquidation Trust (the “Trust”) announced today that it anticipates that its 2019 trust grantor letters—documents required by trust beneficiaries to complete their 2019 income tax returns--will be completed and provided to beneficiaries after the April 15, 2020 return filing deadline.  Accordingly, the Trust advises that each trust beneficiary request an extension of the filing due date from appropriate federal and state taxing authorities.

A detailed letter to beneficiaries concerning the trust grantor letters and other federal income tax information regarding the Trust is available in the “Reports and Letters by the Liquidation Trustee” section of the Trust’s website at www.woodbridgeliquidationtrust.com.  The Trust cannot provide tax advice to beneficiaries, and strongly encourages holder to consult their own tax advisors.

About Woodbridge Liquidation Trust:

Woodbridge Liquidation Trust is a Delaware statutory trust that, together with its wholly-owned subsidiary Woodbridge Wind-Down Entity LLC, was formed on February 15, 2019 to implement the terms of the First Amended Joint Chapter II Plan of Liquidation dated August 22, 2018 of Woodbridge Group of Companies, LLC and its Affiliated Debtors (the “Plan”).  The purpose of the Trust is to prosecute various causes of action acquired by the Trust pursuant to the Plan, to litigate and resolve claims filed against the debtors under the Plan, to pay allowed administrative and priority claims against the debtors (including professional fees), to receive cash from certain sources and, in accordance with the Plan, to make distributions of cash to holders of interests in the Trust subject to the retention of various reserves and after the payment of Trust expenses and administrative and priority claims.    During liquidation, the Trust will continue to report as a grantor trust for tax purposes and interest holders will continue to be considered grantors until termination of the Trust.  For more information, visit www.woodbridgeliquidationtrust.com.

Regarding Forward-Looking Statements:

This press release may contain forward-looking statements.  Forward-looking statements include statements (other than historical facts) that address future plans, goals, expectations, activities, events or developments.  We have tried to, where possible, to use words such as “anticipate,” “if,” “believe,” “estimate,” “plan,” “expect,” “intend,” “forecast,” “initiative,” “objective,” “goal,” “project,” “outlook,” “priorities,’ “target,” “evaluate,’ “pursue,” “seek,” “potential,’ “continue,” “designed,” “impact,” “may,” “could,” “would,” “should,” “will,” and similar expressions to identify forward-looking statements.  Forward-looking statements are based on current expectations and are subject to substantial risks, uncertainties and other factors, many of which are beyond are our control and not all of which can be predicted by the Trust.  Accordingly, we cannot guarantee that any forward-looking statements will be realized, as actual result may differ materially from those identified or implied in any forward-looking statement.  Among the factors that may cause actual results to differ materially include changes in or interpretations of laws, regulations and policies, the tax effects of various aspects of the Plan and the Trust, and other risks identified and described in “Item 1A.  Risk Factors” of the Trust’s Registration Statement, as amended.  All forward-looking statements speak only as of the date they were made.  The Trust does not undertake a duty to publicly update or revise such forward-looking statements or other information contained herein, whether as a result of new information, subsequent events, circumstances, changes in expectations or otherwise.